Exhibit 10.16

[Bank Leumi Letterhead]
                                                             Bank Leumi (UK) plc

                                                              20 STRATFORD PLACE
Account Manager:        Diane Lamoon                            LONDON, W1C  1BG
Direct Line:            020 7907 8087                   TELEPHONE: 020 7907 8000
Direct Facsimile:       020 7907 8163                         FAX: 020 7907 8001



The Company Secretary,
Invu Services Limited
The Beren, Blisworth Hill Farm,
Stoke Road, Blisworth,
Northants NN7 3DB

13 June 2002

Dear Sir,

We, Bank Leumi (UK) plc (the Bank), refer to our recent discussions as a result of which we are pleased to make available to your Company the undermentioned facilities:-

Borrower

Invu Services Limited (the Company / Borrower)

Purpose:

Advance To assist with the day to day expenses of the company.

Amount:

Up to an amount not exceeding

(pound)250,000 (Two Hundred & Fifty Thousand Pounds)

Term:

Advance repayable on Demand. It is the present intention of the Bank to review the facilities in December 2002.

Interest Rates and Commission:

Interest and Commission will be charged as follows:

Advance facilities - Base Rate as posted from time to time in the Bank's Premises (Base Rate), currently 4%, plus 3% per annum payable quarterly.

Interest chargeable, unless otherwise stated, will be calculated on a daily basis and on the basis of a 365 day year.

Please note that drawings in excess of the agreed facilities, taken WITHOUT THE PRIOR WRITTEN AGREEMENT OF THE BANK, are charged interest thereon at Base Rate plus 5% per annum for (the Bank's Standard Rate of Interest). Any interest not promptly paid on the due date will be capitalised and compound interest will be charged thereon as well before as after any demand or judgement.

In the event of any variance between the above Rates and the rates specified in any security documents, as defined in the Security Clause below, whether these are executed before or after the Facility Letter, the Rates specified in the Facility Letter shall prevail.

Fees:

The agreed fee of (pound)2,500 will be debited to your account upon acceptance and a further fee will be payable by the Borrower upon review in accordance with our then standard terms, conditions and scale.

All costs and professional fees incurred by us in placing these facilities at your disposal, maintaining them and enforcing the Facility Letter and the security therefor shall be for the account of the Borrower. This includes our fees which will be payable by you despite any defects that may arise as a result of our enquiries which preclude our continuing to extend the facilities offered in the Facility Letter.

Security:

As agreed, the security for the facilities will be as follows and unless otherwise agreed in the Bank's standard form:-

1. A Guarantee of Vertical Investments Limited in the sum of (pound)250,000.

2. Any security to support the Guarantee referred to above that the Bank may reasonably require

Any security, which is now held or may hereafter be held by the Bank is to be available as cover for all liabilities whether actual or contingent of the Borrower to the Bank at any time.

Where appropriate we shall be writing to all third parties who have given or joined in the giving of items of security as detailed above.

Conditions Precedent:

The undermentioned items will be required prior to drawdown:-

A. A copy of the Facility Letter duly accepted by the Company together with a Board Resolution of the Company (in a form acceptable to the Bank) authorising the acceptance of the Facility Letter.

B.       Completion of the requisite security to the satisfaction of the Bank.

Please provide us with a copy of the Company's audited accounts within a reasonable period of the end of the financial year to which they relate.

In this respect may we remind you that it is now a legal requirement for limited companies that audited accounts are produced and registered at Companies House within 10 months of the end of a company's financial year.

The facilities offered in the Facility Letter will expire, at our sole discretion, unless the enclosed copy of the Facility Letter is received by us duly accepted within 21 days of the date of the Facility Letter

The facilities and the security therefor shall be construed in accordance with the Laws of England. The English Courts shall have non-exclusive jurisdiction.

Please confirm your acceptance of the terms and conditions contained in the Facility Letter by signing the attached copy, in accordance with the Mandate that we hold, dating it and returning it to us together with a certified copy of a Resolution of your Board of Directors on the lines of the attached draft.

We are pleased to be of assistance to you in this matter.

Yours faithfully,
BANK LEUMI (UK) PLC


/s/ illegible                                        /s/ illegible

DEPUTY GENERAL MANAGER                               ASSISTANT MANAGER

--------------------------------------------------------------------------------

ACCEPTANCE

Accepted this 13th day of June 2002 for and on behalf of Invu Services

Limited pursuant to a resolution of the Board of Directors dated 12th June 2002

Director /s/ David Morgan
        -----------------------------

Director /s/ John Agostini
        -----------------------------